CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-2 of Partners Group Private Equity (Master Fund), LLC of our report dated May 30, 2024, relating to the consolidated financial statements, which appears in Partners Group Private Equity (Master Fund), LLC’s Annual Report on Form N-CSR for the year ended March 31, 2024. We also consent to the references to us under the headings "Financial Statements" and "Independent Registered Public Accounting Firm" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Dallas, Texas

June 27, 2024

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